Exhibit 23


                          Independent Auditors' Consent


         The Board of Directors
         Mercantile Bancorporation Inc.:

         We consent to the incorporation by reference in the Registra-tion Statements No. 2-78395, No. 33-15265, No. 33-33870, No 33-
         35139, No. 33-43694, No. 33-48952, and No. 33-57543, each on
         Form S-8, and No. 33-45863, No. 33-52986, No. 33-50579, No. 33-
         50981, No. 33-55439, No. 33-56603, No. 33-58467, No. 33-63609,
         No. 33-65087, No. 333-09803, No. 333-17757, No. 333-23607, and
         No. 333-27431, each on Form S-4, of Mercantile Bancorporation Inc. of our report dated January 20, 1997, relating to the con-solidated financial statements of Roosevelt Financial Group, Inc. and subsidiaries as of and for the year ended December 31, 1996 incorporated by reference in this Current Report on Form 8-K of Mercantile Bancorporation Inc. dated July 14, 1997.


                                         /s/ KPMG Peat Marwick LLP


         St. Louis, Missouri
         July 14, 1997